UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant   ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under Rule14a-12

FINANCIAL INVESTORS TRUST

(Name of Registrant as Specified In Its Charter)

(Name of Person Filing Proxy Statement, if other than the Registrant)

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Stonebridge Funds

Outbound Script

Meeting Date: Friday, February 15th, 2013

Toll Free #: (855) 520-7709

Hello, is Mr./Ms.                    available?

IF YES:

Hi Mr./Ms.                     , my name is                     and I am calling on a recorded line on behalf of your investment in the Stonebridge Funds. The fund sent you proxy materials requesting that you vote your eligible shares prior to the upcoming Special Shareholder meeting scheduled to be held on February 15th, 2013.

Your Board of Trustees has recommended you vote YES on the applicable proposals and we are calling to ask if you would like to vote along with the recommendations of the Board. As indicated in the proxy materials, the proposal relates to a reorganization of your Fund with a newly-created series of Financial Investors Trust. Stonebridge has been approved as the manager of the new fund. The Board of Trustees of your Fund has recommended that you vote YES on this proposal for several reasons, but most importantly because the proposed reorganization reflects an effort to substantially reduce your Fund’s expenses.

As pointed out in the proxy materials, if the proposed reorganization is approved, you will receive shares of the new fund in equal value to the shares you hold in your Fund on the reorganization’s closing date. In addition, the reorganization is intended to qualify as a tax-free reorganization for U.S. federal income tax purposes.

IF Shareholder NOT AVAILABLE:

Is there a better time to reach Mr./Ms.                    ? (IF YES) Make note & set up call back time.

IF YES:

Thank you. For the record, would you please state your full name and mailing address?

Again, my name is                     , a proxy voting specialist calling on behalf of the Stonebridge Funds.

Today’s date is                     and the time is                     Eastern Time.

Mr./Ms.                     , I have recorded your [FOR] vote, in accordance with the Board’s recommendation with respect to the applicable proposal(s) as set forth in the proxy materials you received.

We will be mailing you a written confirmation of your vote within 72 hours.

Stonebridge Funds

Outbound Script

Meeting Date: Friday, February 15th, 2013

Toll Free #: (855) 520-7709

If you wish to make any changes you may contact us by calling (855) 520 -7709 Monday-Friday 9am-6pm EST. Thank you very much for your time and your vote. We hope you have a great day/evening.

IF NO, Would like to cast an ABSTAIN vote? Or Abstain from voting?

How would you like to cast your vote on the proposal?

Thank you. For the record, would you please state your full name and mailing address?

Again, my name is                     , a proxy voting specialist calling on behalf of the Stonebridge Funds.

Today’s date is                     and the time is                     Eastern Time.

Mr./Ms.                     , I have recorded your vote to (repeat vote intention) with respect to the applicable proposal(s) as set forth in the proxy materials you received. We will be mailing you a written confirmation of your vote within 72 hours.

If you wish to make any changes you may contact us by calling (855) 520 -7709 Monday-Friday 9am-6pm EST. Thank you very much for your time and your vote. We hope you have a great day/evening.

What I am being asked to vote on?

(If a Shareholder of Stonebridge Small-Cap Growth Fund)

Proposal: Approval of an Agreement and Plan of Reorganization and the transactions it contemplates, including the transfer of all the assets of the Stonebridge Small-Cap Growth Fund, a series of Stonebridge Funds Trust (“Predecessor Investor Fund”) to the Stonebridge Small-Cap Growth Fund, a newly created series of Financial Investors Trust (“New Fund”), in exchange for shares of the New Fund and the assumption by the New Fund of all liabilities of the Predecessor Investor Fund, and the distribution of such shares to the shareholders of the Predecessor Investor Fund in complete liquidation and termination of the Predecessor Investor Fund.

(If a Shareholder of Stonebridge Institutional Small-Cap Growth Fund)

Proposal: Approval of an Agreement and Plan of Reorganization and the transactions it contemplates, including the transfer of all the assets of the Stonebridge Institutional Small-Cap Growth Fund, a series of Stonebridge Funds Trust (“Predecessor Institutional Fund”) to the Stonebridge Small-Cap Growth Fund, a newly created series of Financial Investors Trust (“New Fund”), in exchange for shares of the New Fund and the assumption by the New Fund of all liabilities of the Predecessor Institutional Fund, and the distribution of such shares to the shareholders of the Predecessor Institutional Fund in complete liquidation and termination of the Predecessor Institutional Fund.

Stonebridge Funds

Outbound Script

Meeting Date: Friday, February 15th, 2013

Toll Free #: (855) 520-7709

If materials not received:

I can resend the materials to you. Do you have an email address this can be sent to?

(IF YES: Type email addresses in the notes and read it back phonetically to the shareholder)

(IF NO: Continue with standard script) Can you please verify your mailing address? (Verify entire address, including street name, number, town, state & zip)

Thank you. You should receive these materials shortly. Included in the email will be instructions to inform you of the methods available to you to cast your vote, one of which is to call us back at (855) 520 -7709 Monday-Friday 9am-6pm EST.

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